EXHIBIT 99.1 WSFS Financial Corporation Investor Update February 12, 2019

Forward Looking Statements This presentation contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact WSFS Financial Corporation (“WSFS” or the “Company”) expects its proposed acquisition of Beneficial to have on the combined entity’s operations, financial condition, and financial results, and WSFS’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies WSFS expects to realize as a result of the proposed acquisition. The forward-looking statements also include predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of WSFS and Beneficial Bancorp, Inc. (“Beneficial” or “BNCL”)) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, changes in WSFS’s share price before closing, that the businesses of WSFS and Beneficial will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom WSFS or Beneficial have business relationships, diversion of management time on merger-related issues, risks relating to the potential dilutive effect of shares of WSFS common stock to be issued in the transaction, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of WSFS and Beneficial. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of WSFS’s Annual Report on Form 10-K for the year ended December 31, 2017, the Annual Report on Form 10-K filed by Beneficial for the year ended December 31, 2017 and any updates to those risk factors set forth in WSFS’s and Beneficial’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by WSFS and Beneficial with the U.S. Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Beneficial or their respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Neither WSFS nor Beneficial undertakes any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise. 2

Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see Appendix 3. The following are the non-GAAP measures used in this presentation: . Adjusted net income is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, unrealized gains, recovery of/provision for fraud loss and corporate development costs . Core noninterest income, also called core fee income, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains (losses) and unrealized gains . Core earnings per share (“EPS”) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) weighted average shares of common stock outstanding for the applicable period . Core net revenue is a non-GAAP measure that is determined by adding core net interest income plus core noninterest income . Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development expenses, and recovery of provision for fraud loss . Core efficiency ratio is a non-GAAP measure that is determined by dividing core noninterest expense by the sum of core interest income and core noninterest income . Core fee income to total revenue is a non-GAAP measure that divides (i) core non interest income by (ii) (tax equivalent) core net interest income and core noninterest income . Core return on average assets (“ROA”) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) average assets for the applicable period . Core operating leverage is a non-GAAP measure that subtracts (i) periodic change in core noninterest expense growth from (ii) periodic change in core net revenue growth . Tangible common equity (“TCE”) is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets. Return on average tangible common equity (“ROTCE” or “ROATCE”) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity . Tangible common book value per share is a non-GAAP measure that is equal to common equity less goodwill and intangible assets, divided by total shares outstanding 3

Table of Contents 2018 Reported Financial Results Page 5 2018 Highlights Page 6 2019 Outlook Page 8 Selected Pages from Beneficial Announcement Presentation Page 13 The WSFS Franchise Page 22 Selected Financial Information Page 29 Appendix 1 – Management Team Page 40 Appendix 2 – Business Model Page 42 Appendix 3 – Non-GAAP Financial Information Page 43 4

2018 Reported Financial Results 2018 Reported Results: • EPS $4.19 • NIM 4.09% • ROA 1.92% • Fee Income / Total Revenue 39.61% • ROTCE 23.72%(1) • Efficiency Ratio 59.1% • Net revenue was $409.0 million, an increase of $63.1 million, or 18%, in comparison with full- year 2017 • Net interest income was $246.5 million, an 11% increase from 2017 and net interest margin for the was a healthy 4.09%, a 14 bps increase compared to full-year 2017 • Fee (noninterest) income was $162.5 million, an increase of $37.9 million, or 30%, in comparison with full-year 2017 • The efficiency ratio was 54.8%, compared to 64.9% in the full-year 2017 (1) This is a non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for a 5 reconciliation to GAAP financial information.

2018 Highlights

2018 Highlights 2018 Core (1) Results: • EPS $3.55 • NIM 4.09% • ROA 1.63% • Fee Income / Total Revenue 35.8% • ROTCE 20.18% • Efficiency Ratio 59.1% Strong Operating Results: ($ in millions) 2018 2017 Change • Driven entirely by strong and balanced organic Core(1) Net Revenue $384.5 $343.9 +12% growth Net Interest Income $246.5 $221.3 +11% • Driven by disciplined loan and deposit pricing and a balance sheet well-positioned for rising rates. NIM Net Interest Margin 4.09% 3.95% +14bps outperformed our outlook of low 3.90’s for the year • Driven by our Wealth and Cash Connect businesses Core(1) Fee Income $138.0 $122.7 +13% and consistent with our outlook of low double-digit (noninterest Income) growth • Full-year core(1) noninterest expenses increased 9%, Core(1) Efficiency Ratio 59.1% 60.1% (1.0%) resulting in 3 percentage points of core(1) operating leverage. In line with outlook of slightly under 60% (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix 3 for 7 a reconciliation to GAAP financial information.

2019 Outlook

Beneficial Update

WSFS Financial Corporation

- **Legal Close:** On target for March 1, 2019
- **Systems Conversion:** Weekend of August 24, 2019
- **Integration Planning Structure:**
  - Integration Committee of Board of Directors - Meets monthly
  - Executive Management Steering Committee / Integration Management Office
  - 35 key business teams with representatives from both WSFS and BNCL
- **Key Modeling assumptions have been validated through the integration process:**
  - $67.6mm cost savings phased at 50%, 90%, and 100% for 2019, 2020, and 2021
    - $45.6 million annual from non-branch operations and personnel
    - $10.3 million annual expenses related to BNCL's 2015 public offering[b]

      } 39%[a]
    - $11.7 million of additional annual cost savings from branch consolidations } 8%[a]
      - ~50% of cost saves from branch consolidations to fund our Delivery Transformation - Incremental investment of $32 million over the next 5 years
  - Costs of Crossing $10B: $11.0 million ($10.5mm from Durbin) pre-tax earnings loss annually starting 3Q 2020
  - Balance Sheet Optimization

(a) Percentage of BNCL YTD annualized non-interest expense of $143 million
(b) Reflects acceleration of certain costs related to BNCL's full conversion to a public company in 2015

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2019 Outlook (1) • Loan growth in the low single digits. Low-mid single digit organic growth is offset by day-1 accounting and normal merger attrition in the consumer, mortgage, and commercial real estate portfolios • Deposits to remain flat to slightly decreasing as low single digit organic growth is offset by attrition related primarily to our branch optimization plan • Net interest margin just under 4.10% • Includes accretion from acquisitions and loan payoffs and historical cycle average levels of deposit beta • Assumes one rate hike in June 2019 (no rate hike would result in about 1bp lower NIM) • Core Fee income growth in the high single digits after normalizing for the sale of Beneficial’s insurance business in late 2018 • $18-22 million (or approximately 25bps of loans) in total credit costs for the year (but can be uneven from quarter to quarter) • Efficiency ratio around 58% (excluding corporate development costs) • Tax rate of approximately 23-24%; Our reported effective tax rate may be closer to 30-31% due to transaction related tax treatments (1) Assumes 3/1/2019 close of the acquisition of Beneficial and late August conversion of Beneficial 10

Outlook 2019-2021 Strategic Plan Core Return on Average Assets(1) 2.00% 1.90% 1.80% 1.70% 1.60% 1.50% 1.79% 1.73% 1.67% 1.40% 1.61% 1.51% 1.51% 1.30% Core Return on Average Assets on Average Return Core 1.20% 2019 Outlook 2020 Outlook 2021 Outlook Core ROA With Revenue Synergies(2) (1) Excludes one-time transaction costs (2) Assumes transaction with Beneficial closes 3/1/19 11

Delivery Transformation . Focused on melding physical and digital delivery, consistent with our brand, by enabling our Associates with the latest technology and actionable data to better serve our Customers . ~50% of cost saves from branch consolidations to fund a Delivery Transformation - Incremental investment of $32 million over the next 5 years . Below are two examples that are set to go live in 2019: Humanizing the Digital Experience - Highly- personalized, messaging application that securely connects WSFS Customers to their own Guided Conversations Platform – Engagement engine designed to facilitate live Personal Banker. conversations in the branch. By providing our Associates with customizable data-driven questions, we can effectively address Customers’ needs and match them with ideal solutions. 12

Creating the Largest, Premier, Locally-Headquartered Community Bank for the Greater Delaware Valley Concurrently executing a technology transformation to secure a competitive advantage and meet fast-changing Customer needs Selected Pages from Beneficial Announcement Presentation as presented on August 8, 2018

Delaware Valley’s Premier Community Bank  The only community . $7.1bn in assets . $5.8bn in assets . Wilmington, DE bank with scale (#6 . Philadelphia, PA . Founded 1832 market share) and a . Founded 1853 . Oldest and largest . Oldest and largest independent community bank full service product offering in the independent community bank and trust company headquartered in Philadelphia headquartered in the Philadelphia-Camden- Delaware Valley . 72 offices predominantly in Wilmington MSA Philadelphia and neighboring . 77 offices predominantly in New Jersey and Southeastern Delaware and Southeastern  Transformational Pennsylvania counties Pennsylvania investment in . Major Business Lines: . Major Business Lines: . Commercial technology and . Commercial . Retail delivery capabilities to . Retail . Mortgage provide top-tier . Mortgage . Wealth Management customer experience in . Leasing . Cash Connect a rapidly changing banking landscape Award Winning Work Place Award Winning Work Place 14

Compelling Market Opportunity

WSFS Financial Corporation

At $13 billion in assets, the combined bank fills a long-standing service gap in the Delaware Valley market between larger regional / national banks and smaller community banks

Philadelphia-Camden-Wilmington Deposit Market Share

	Institution	Total Deposits ($mm)	Market Share (%)
1	Wells Fargo Bank, NA	31,664	20.02
2	TD Bank, NA	29,164	18.44
3	PNC Bank, NA	17,984	11.37
4	Citizens Bank	15,857	10.03
5	Bank of America, NA	14,240	9.00
	Pro Forma WSFS / BNCL	**8,012**	**5.07**
6	M&T Bank	7,800	4.93
7	BB&T	5,075	3.21
8	**Wilmington Savings Fund Society, FSB**	**4,032**	**2.55**
9	**Beneficial Bank**	**3,980**	**2.52**
10	The Bryn Mawr Trust Company	3,089	1.95
11	Univest Bank and Trust Co.	2,961	1.87
12	Fulton Bank	2,717	1.72
13	KeyBank NA	2,129	1.35
14	Santander Bank, N.A.	2,091	1.32
15	Firstrust Savings Bank	2,054	1.30
16	Republic Bank	1,776	1.12
17	Investors Bank	1,523	0.96
18	Customers Bank	1,437	0.91
19	Penn Community Bank	1,370	0.87
20	DNB First, NA	867	0.55
	Total Institutions in Market	**158,167**	

Market Position

- 5th largest depository MSA in the U.S.
- Over 2.5x the market share of the next largest local community bank
- WSFS' 5-year compound annual deposit growth rate of 9.5% vs. an annual average of 3.5% for the MSA

Former Iconic Delaware Valley Banks

PSFS · Commerce Bank · Meridian · CoreStates · GIRARD BANK

- WSFS is filling the service gap left by the acquisitions of former iconic local banks by larger out-of-market banks

Market share data as of June 30, 2017; Source: FDIC

Note: Market Share data excludes brokered deposits and non-traditional banks (e.g. credit card companies)

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Leading Market Position in Demographically-Robust Region . 3rd largest metro in the Northeast – $432 billion regional economy . 5th largest depository MSA in the U.S. . 8th largest MSA population in the U.S. 25 Miles . Median household income of $71k versus national median of $61k New Jersey . 200,000+ operating businesses . 4th largest university population among all U.S. metro areas . Major transportation hub, conveniently located along I-95 corridor, Amtrak’s Northeast Regional Line, and home to the Philadelphia International Airport Sources: S&P Global Market Intelligence, Select Greater Philadelphia Council 16

Key Model Details

WSFS Financial Corporation

Traditional Synergies	▪ $45.6 million annual from non-branch operations and personnel ▪ $10.3 million annual expenses related to BNCL's 2015 public offering[b]	39%[a]

Delivery Transformation	▪ $11.7 million of additional annual cost savings from branch consolidations
	  ▪ 36% from proximity, 64% from branch optimization
	  ▪ 30 net branches consolidated (~25% of combined network)
	▪ Incremental $32.0 million technology investment over a 5 year period; ~50% of branch savings
		8%[a]

Cost Savings Realization	▪ Cost savings from traditional synergies and delivery transformation are phased in at 50%, 90%, and 100% for 2019, 2020, and 2021	
Merger & Restructuring Costs	▪ $117 million with an additional $29 million of capitalized expenses, total $146 million ▪ Some of these incremental costs are associated with delivery transformation and technological investments	
Crossing $10bn	▪ $11 million ($10.5 million Durbin related) annual pre-tax earnings loss starting Q3 2020	

Note: Assumes marginal effective tax rate of 26% and Core Deposit Intangible equal to 1.75% BNCL's Non-Time Deposits
(a) Percentage of BNCL YTD annualized non-interest expense of $143 million
(b) Reflects acceleration of certain costs related to BNCL's full conversion to a public company in 2015

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High Value / Low Risk Transaction

WSFS Financial Corporation

Financial Metrics

	Beneficial Combination	Delivery Transformation	Pro Forma Impact
2020 EPS Accretion [b]	**5.4%**	(1.2%)	**4.2%**
2021 EPS Accretion [b]	**8.7%**	(0.7%)	**8.0%**
TBV Dilution[a]	**(3.2%)**	(1.1%)	**(4.3%)**
TBV Earnback (Years)[a]	**2.8**	N/A	**3.7**
IRR			**19%**

- $28.5 million of identified, achievable annual revenue synergies not included in model. If achieved, revenue synergies would result in 11.5% accretion to 2021 EPS and a reduction to the TBV earnback to 2.9 years.

Low Risk Transaction

- Negotiated deal; 70+ day joint evaluation and due diligence process including thorough integration and conversion planning
- High level management alignment, continuity, and buy-in throughout the combined organization. Management has an intimate knowledge of combined markets
- Both institutions have strong regulatory standings
- Beneficial's cash and liquidity position improves WSFS' overall liquidity and earnings potential
- Diversified pro forma loan portfolio and complementary low cost, core deposit base
- **WSFS' management team has a proven track record of successfully integrating recent acquisitions and beating expected results; as evidenced by above peer ROAA of 1.65% reported in Q2 2018**

(a) Based on Cross-Over Method with 100% of non-capitalized one-time expenses at close
(b) 2020 EPS accretion based on consensus-estimates; 2021 EPS accretion assumes EPS growth rate of 8% for each company

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Strategic Upside

WSFS Financial Corporation

Significant strategic upside with the potential to drive $28.5 million of additional annual revenue (not modeled) with further upside from disciplined capital management

Fee Income	**Significant opportunity to increase Beneficial's fee income by making available WSFS' full suite of fee-based products and services** ▪ WSFS Q2 YTD fee income ratio of 36%, BNCL Q2 YTD fee income ratio of 14% ▪ Traditional banking fee revenue, including credit cards ▪ Full service wealth management offering ▪ Mortgage – Transition from originate to hold to originate to sell, generating additional fee income	By improving Beneficial's fee income ratio to the average of our peer group[(a)] (~20%), ~$16mm of annual revenue could be added
Net Interest Margin	**Opportunity to expand net interest margin** ▪ WSFS Q2 YTD NIM 4.06%, BNCL Q2 YTD NIM 3.28% ▪ Transitioning mortgage model ▪ Optimizing deposit mix ▪ Further pricing discipline possible due to WSFS high service model ▪ Increased relationship based C&I assets leading to higher yields	Every 25bps expansion above BNCL's current NIM would provide ~$12.5 million in additional annual revenue
Capital Management	**Combined institution will generate high levels of earnings that will be efficiently deployed consistent with WSFS' capital management philosophy** ▪ WSFS Q2 YTD Core ROATCE [(b)] of 19.9%, BNCL Q2 YTD Core ROATCE [(b)] of 5.2% ▪ Targeted TCE levels between 7%-8% ▪ Return at least 25% of earnings through a combination of purposefully low dividends and active buybacks	

(a) Consists of Eagle Bancorp, Bryn Mawr Bank, OceanFirst Financial, Bank of Princeton, Shore Bancshares, Univest, Sandy Spring, Peapack-Gladstone, Fulton Financial, DNB Financial, and Customers Bancorp
(b) Core ROATCE is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See appendix 3 for a reconciliation to GAAP financial information.

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Rationale for Combination & Delivery Transformation

WSFS Financial Corporation

Premier Locally Headquartered Community Bank for the Delaware Valley

- 5th largest depository MSA
- 6th largest bank in MSA by deposit market share
- Consistent track record of delivering sustainable high performance
- Proven ability to capture market share from larger banks

Large Scale Delivery Transformation

- Consolidating ~25% of combined branch infrastructure
- Incremental re-investment of ~$32 million (50% of branch optimization) in technology across the franchise to create top-tier customer experience and back-office efficiencies

Favorable Financial Impact

- 8.0% 2021 EPS accretion
- 4.3% dilution to TBV / 3.7 year earnback
- 19% IRR
- Creates opportunity to generate 1.50% Core & Sustainable ROA on $13+ bn in assets

Low Risk Transaction

- Thorough integration and conversion planning over 70+ day period
- Strong regulatory standings
- WSFS successful record of M&A; Management's intimate knowledge of combined markets

Vault Over $10 Billion

- Combination provides the scale to vault past the $10 billion regulatory hurdle in an economical way
- 11.4% 2021 EPS accretion without impact of Durbin

Significant Revenue Opportunities

- Revenue opportunities are quantified but not included in base model
- Potential to generate $28.5 million of additional annual revenue resulting in 11.5% 2021 EPS accretion & 2.9 year TBV earnback

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Overview of Mark to Market Adjustments Projected Estimated Mark Estimated Balance Sheet Mark Category % $ Life (Years) Method Size HTM Investments Fair Value Estimate $924,669 (1.19%) ($10,998) 3.10 Straight Line Impact of Core Deposit Intangible 3,513,231 1.75% 61,482 10.00 Straight Line Impact of Loan Interest Fair Value Estimate 4,235,837 (3.40%) (144,018) 4.50 Straight Line Impact of Loan General Credit Fair Value Estimate 4,235,837 (1.25%) (52,948) 3.50 Straight Line Impact of Loan Specific Credit Fair Value Estimate 4,235,837 (0.65%) (27,533) 0.00 Straight Line Impact of Time Deposits Fair Value Estimate 4,358,018 (0.24%) (10,446) 1.80 Straight Line Impact of Borrowings Fair Value Estimate 625,634 (1.76%) (10,988) 2.10 Straight Line 21

The WSFS Franchise

The WSFS Franchise • Largest independent bank and trust co. HQ in the Del. Valley • $7.2 billion in assets • $19.0 billion in fiduciary assets, including $2.1 billion in assets under management • 76 offices • Founded in 1832, WSFS is one of the ten oldest banks in the U.S. • Major business lines • Retail • Commercial • Wealth Management (1) • Cash Connect® (ATM cash and related businesses) (1) (1) Wealth and Cash Connect businesses conducted nationwide 23

The WSFS Franchise Deposits of Traditional Banks in the State of Delaware June 30, 2018(1) Total Branch Total Deposits Market ‘17-’18 ‘17-’18 CAGR Rank Institution Count in Market Share Growth Growth ‘08-’18 1 M&T Bank Corp (NY)2 39 $6,265,332 29.46% 201,592 3.32% 2.79% 2 PNC Financial Service Group (PA) 38 $4,142,691 19.48% (241,772) (5.51)% 5.48% 3 WSFS Financial Corp (DE) 34 $3,906,290 18.37% 216,042 5.85% 9.69% 4 Wells Fargo & Co (CA) 18 $2,190,710 10.30% (72,731) (3.21)% (3.84)% 5 TD Bank (Canada)3 13 $1,191,264 5.60% 39,842 3.46% 11.56% 6 Citizens (RBS - Scotland) 23 $1,140,917 5.36% 3,272 0.29% 1.07% 7 Bank of America (NC) 6 $1,040,981 4.89% 355,012 51.75% 40.45% 8 Fulton Financial Corp. (PA) 10 $608,921 2.86% 37,955 6.65% 8.78% 9 Artisans’ Bank (DE) 12 $472,912 2.22% 11,532 2.50% (0.81)% 10 County Bank (DE) 7 $308,653 1.45% 10,365 3.47% 0.71% Top 10 State of Delaware Banks4 200 $21,268,671 100.00% 561,109 2.71% 3.76% (1) Source: FDIC (2) M&T Bank growth excludes a $427 million increase in the Wilmington Trust office. M&T reported NCC growth is 15%. 24 (3) Excludes estimated out of market deposit of TD bank. (4) Top 10 Delaware Banks house 96% of all traditional deposits in the share.

Regional Employment Composition

Philadelphia-Camden-Wilmington MSA

Diversity of industries drives stable & favorable employment in our markets

Unemployment of 3.9%(1)



Mining, logging, and construction 4%
Manufacturing 6%
Trade, transportation, and utilities 18%
Information 2%
Financial activities 7%
Professional and business services 16%
Education and health services 22%
Leisure and hospitality 10%
Other services 4%
Government 11%

Chart Data Source: Bureau of Labor Statistics: Employees on nonfarm payrolls by industry supersector, Philadelphia-Camden-Wilmington MSA, not seasonally adjusted; August 2018.
(1) Unemployment rate is for the State of Delaware, Chester County PA, Delaware County PA, & Montgomery County PA (equally weighted). Unadjusted August 2018.

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The WSFS Franchise – Diversified & Robust Fee Income Trust & Wealth 36% $140 Cash Connect 35% Bank Segment $120 $41 34% $36 $100 35% $27 5 Year CAGR 34% Trust & Wealth: 21% Fee income Fee $80 35% $23 (1) $51 Cash Connect: 16% 33% $18 $ in Millions $ in Millions $16 $43 Bank: 7% $60 $14 $36 $30 Total Core Total $24 $26 $40 $19 $46 $20 $40 $44 $32 $33 $33 $36 $0 2012 2013 2014 2015 2016 2017 2018%’s represent fee (noninterest) income / total net revenue (1) These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See 26 Appendix 3 for reconciliation to GAAP financial information.

The WSFS Franchise – WSFS Wealth A Full-Service Wealth Management Offering Net Revenue of $14.8 million in 4Q 2018 Pre-tax Income of $6.1 million 27

The WSFS Franchise – Cash Connect® • Leading provider of ATM vault cash, armored carrier management, cash forecasting services, insurance and equipment services • Approximately $1 billion in vault cash managed • Approximately 26,600 non-bank ATMs in all 50 States • Vault cash margin pressure offset by additional managed services • Operates 441 ATMs for WSFS Bank; largest in-market ATM franchise • $11.2 million in net revenue (fee income less funding costs) and $1.5 million in pre-tax profitability in 4Q 2018 • 5 year CAGR for net revenue is 12.6% • Also serves as an innovation center for the company, both expanding core ATM offerings and additional payment-, processing- and software-related activities; e.g., launched WSFS Mobile Cash – allows Customers to securely withdraw cash from ATMs by using their WSFS Mobile Banking App • Growing smart safe pipeline generated by several national channel partners that are actively marketing our program, in addition to 2,291 smart safes as of 12/31/18, up from just over 100 safes at the end of 2015 28

Selected Financial Information

The WSFS Franchise - WSFS Bank Asset Composition – December 31, 2018 Assets $7.2 Billion; Net Loans $4.9 Billion Non- Earning Assets 6% 52% C&I BOLI <1% • Commercial loans comprise 82% of the loan portfolio Construction • C&I (including owner- Net Loans 6% Investments 20% 67% occupied real estate), the largest component, Consumer 14% 23% makes up 52% of the Cash CRE 5% net loan portfolio Connect Residential 7% Mortgages 30

The WSFS Franchise - WSFS Bank Funding Composition – December 31, 2018 Total Funding – $7.2 Billion; Customer Deposits – $5.4 Billion • Core deposits represent 88% of total customer Time deposits 12% Non- interest • Non-interest and very DDA 30% Equity 11% Customer low interest DDA (WAC Money Deposits Market 62bps) represent 50% of 75% & customer funding Borrowings Savings Interest 10% 38% DDA 20% Wholesale Deposits Other 3% Liabilities 1% 31

The WSFS Franchise - Balanced Growth Balance sheet composition has remained steady as WSFS has grown Loan Composition Funding Composition 6,000,000 8,000,000 7,000,000 9% 5,000,000 6% 6,000,000 14% 29% 4,000,000 5% 5,000,000 10% 23% 3,000,000 4% 4,000,000 15% 10% 28% 9% 3,000,000 2,000,000 24% 22% 14% 2,000,000 52% 15% 1,000,000 14% 53% 1,000,000 24% 11% 9% 0 0 December 31, 2013 December 31, 2018 December 31, 2013 December 31, 2018 Equity Wholesale Funding & Other C&I CRE Non-Interest DDA Interest DDA Residential Mortgage Consumer Money Market & Savings Time Construction 32

Well Positioned for Rising Rates As of 12/31/18 (WSJ Prime @ 5.50%) 12 month NII NII BPS Change(1) % Impact $ Impact -25 (0.7)% -1.7mm +25 0.7% +1.7mm +50 1.3% +3.5mm +100 2.7% +7.0mm Balance Sheet Drivers • High % of variable/adjustable rate total loan portfolio: 64% • High % core deposits: 88%; high % non-interest bearing and low-interest DDA: 50% • Solid brand and position / WSFS is a market “price leader” • Assumes long-term historical deposit beta of 52% (1) WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 33

Overall Credit Trends Remain Strong

WSFS Financial Corporation

Weighted Average Risk Rating (1)



6.00
5.80
5.60
5.40
5.20
5.00
4.80
4.60
4.40
4.20
4.00
High point during the cycle of 5.53 in 1Q12
4.99
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18

Criticized & Classified Loans / Tier-1 + ALLL



50%
45%
40%
35%
30%
25%
20%
15%
10%
High point during the cycle of:
Criticized: 105.6% in 1Q10
Classified: 70.5% in 3Q09
17.21%
13.41%...
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18
Classified Loans
Criticized Loans

Delinquencies (2) / Gross Loans



2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
High point during the cycle of 3.03% in 1Q12
0.61%
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18
Delinquencies
Large Relationship (3)

NPAs / Total Assets



2.20%
1.70%
1.20%
0.70%
0.20%
High point during the cycle of 2.61% in 3Q09
0.66%
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18

(1) 10 point scale; 1 is substantially risk-free, 10 is a loss. Figures are based on loan outstandings. High point of 5.53 represents the high point since WSFS converted to a 10 point scale in 1Q12

(2) Includes non-accruing loans

(3) One large $15.4 million, highly-seasonal relationship that was exited in 3Q 2016

34

Loan Portfolio Composition Outstanding Balances as of 12/31/2018 No industry or CRE concentrations in the loan portfolio C&I & Owner Occupied CRE CRE Investor & Construction Other Services Special Use & Other Flex, Warehouse, Mixed Use (except Public 9% Self-Storage, Administration) 2% General Industrial 12% 11% Other (13) 26% Accommodation Residential Multi- and Food Services Family 11% 14% Office 20% Construction Wholesale Trade 10% 6% Residential 1-4 16% Real Estate Rental and Leasing Retail Trade 8% 9% Health Care and Manufacturing Retail Social Assistance 9% 28% 9% Commercial & Industrial: $1.47 billion Non Owner Occupied CRE $1.16 billion Owner Occupied CRE: $1.06 billion Construction $317 million Top 25 Relationships ($): $578 million Top 25 Relationships ($): $488 million Top 25 Relationships (% of C&I/OOCRE portfolio): 23% Top 25 Relationships (% of CRE portfolio): 33% Top 25 Relationships (% of commercial loans): 12% Top 25 Relationships (% of commercial loans): 10% 35

Robust Capital to Grow and to Return to Shareholders Total Risk Based Capital (TRBC) 000’s $800,000 $750,000 $700,000 $650,000 $600,000 $550,000 $500,000 $450,000 $400,000 $350,000 $300,000 12/12 12/13 12/14 12/15 12/16 12/17 12/18 Total Risk-Based Capital Well Capitalized Requirement 12/12 12/13 12/14 12/15 12/16 12/17 12/18 TRBC 14.29% 14.36% 13.83% 13.11% 11.93% 12.08% 13.37% Tier-1 Capital 13.04% 13.16% 12.79% 12.31% 11.19% 11.36% 12.69% Excess RBC (above 10%) $140,117 $153,542 $147,186 $146,788 $66,939 $119,940 $81,023 TCE / Assets(1) 7.72% 7.69% 9.00% 8.84% 7.55% 7.87% 8.99% TBV/Share (1) $12.74 $12.89 $15.30 $16.30 $15.80 $17.06 $20.24 (1) Holding Company ratio. This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for 36 GAAP results. See Appendix 3 for reconciliation to GAAP financial information.

Strong Alignment / Capital Management • Executive management bonuses and equity awards based on bottom-line performance • ROA, ROTCE and EPS growth • Insider ownership(1) is over 5% • Board of Directors and Executive Management ownership guidelines in place and followed • In 4Q 2018, WSFS repurchased 524,742 shares of common stock at an average price of $43.19 essentially completing our previous 5% buyback program approved by the Board of Directors in 4Q 2015 • New buyback program approved by the Board of Directors in 4Q 2018 effective in 2019 after completion of the merger with Beneficial • $30.6 million in cash remains in the Holding Company as of 12/31/18 • The Board of Directors approved a quarterly cash dividend of $0.11 per share of common stock. This will be paid on 02/22/19 to stockholders of record as of 2/8/19 (1) As defined in our most recent proxy statement, as adjusted for unvested stock options approved by stockholders and awarded to the Executive Chairman, 37 CEO and EVPs in April 2013.

38

Appendices

Appendix 1 – Management Team Rodger Levenson, 57, has served as President and Chief Executive Officer, since January 2019. Mr. Levenson previously served in various executive leadership roles, including the Chief Commercial Banking Officer from 2006 to 2015 and interim Chief Financial Officer from March 2015 to May 2016. Most recently, he served as Chief Corporate Development Officer from May 2016 to July 2017 and since August 2017, he has led the executive management team as Chief Operating Officer. From 2003 to 2006, Mr. Levenson was Senior Vice President and Manager of the Specialized Banking and Business Banking Divisions of Citizens Bank. Mr. Levenson received his MBA in Finance from Drexel University and his Bachelor’s Degree in Finance from Temple University. Dominic C. Canuso, CFA, 44, joined WSFS in 2016 as Executive Vice President and Chief Financial Officer. From 2006 to 2016, he was Finance Director at Barclays’ US Credit Card Business, most recently serving as Line of Business CFO. Prior to Barclays, he was at Advanta Bank and Arthur Andersen Consulting. Mr. Canuso received his Executive MBA and Bachelor’s Degree from Villanova University. Arthur Bacci, 59, joined WSFS as Executive Vice President and Chief Wealth Officer in April 2018. Prior to joining WSFS, Art was a Vice President at Principal Financial Group, a diversified global investment management firm, where he most recently served as Head of Principal’s Hong Kong business from 2013 to 2018. Art joined Principal in 2002 as chief financial officer of Principal Trust Company (in Delaware). He subsequently was named CEO/President of the trust company and Principal Bank. He began his career with Bank of America and has held management positions with the William E. Simon & Sons private equity group and with a fin-tech company involved with financial advisory and trading products. Art received his BS in Finance from San Jose State and a MBA from Santa Clara University. He has also participated in leadership and management programs at the University of Pennsylvania Wharton School. Lisa M. Brubaker, 55, has served as Chief Technology Officer since May 2018. Ms. Brubaker previously served as Senior Vice President, Director of Retail Strategies since 2006 and has held of a variety of management positions with WSFS Bank over her 31 year career. Ms. Brubaker received a Bachelor’s degree from the University of Delaware and is an Aresty Scholar of the Wharton School of Executive Education. Paul S. Greenplate, 60, Executive Vice President and Chief Risk Officer, joined WSFS in 1999 and prior to his leadership role in the Risk Division, he served as Senior Vice President and Treasurer. As Executive Vice President and Chief Risk Officer, Mr. Greenplate oversees all independent Risk Management functions including, Credit Risk Management, Real Estate Services, Asset Recovery, Enterprise Risk Management, Legal, Internal Audit, Loan Review and Regulatory Compliance. Mr. Greenplate graduated from the University of Delaware with a Bachelor’s Degree in Economics. 40

Appendix 1 – Management Team Peggy H. Eddens, 63, Executive Vice President, Chief Associate and Customer Experience Officer, joined WSFS Bank in 2007. From 2003 to 2007 she was Senior Vice President for Human Resources and Development for NexTier Bank, Butler PA. Ms. Eddens received a Master of Science Degree in Human Resource Management from La Roche College and her Bachelor’s Degree in Business Administration with minors in Management and Psychology from Robert Morris University. Thomas Stevenson, 66, has served as President of Cash Connect Division since 2003. Mr. Stevenson joined WSFS in 1996 as Executive Vice President and Chief Information Officer. Prior to joining WSFS, Mr. Stevenson was the Manager of Quality Assurance at Electronic Payment Services. Mr. Stevenson attended Wayne State University and the Banking and Financial Services program at the University of Michigan’s Graduate School of Business Administration. Patrick J. Ward, 63, joined WSFS in August 2016 as Executive Vice President, Pennsylvania Market President. He also serves on the Board of Directors of WSFS Financial Corporation. Mr. Ward has over 32 years of banking industry experience and previously served as Chairman and CEO of Penn Liberty Bank. He was an EVP of Citizens Bank of Pennsylvania from January 2003 until January 2004. Prior thereto, Mr. Ward served as President and CEO of Commonwealth Bancorp, Inc., the holding company for Commonwealth Bank, until its acquisition by Citizens Bank in January 2003. Mr. Ward is a graduate of Carnegie Mellon University with a Bachelor’s Degree in Economics and earned an MBA from the University of Notre Dame. Richard M. Wright, 66, Executive Vice President and Chief Retail Banking Officer since 2006. From 2003 to 2006, Mr. Wright was Executive Vice President, Retail Banking and Marketing for DNB First in Downingtown, PA. Mr. Wright received his MBA in Management Decision Systems from the University of Southern California and his Bachelor’s Degree in Marketing and Economics from California State University. Steve Clark, 61, joined WSFS Bank in 2002 and has served as Executive Vice President and Chief Commercial Banking Officer since May 2016. From 2002 thru 2006, Mr. Clark led and managed the establishment of the Middle Market lending unit, and in 2007 became Division Manager of the Business Banking and Middle Market Divisions. Prior to 2002, he spent 23 years in various commercial banking positions at PNC Bank and its predecessor companies. Mr. Clark received his MBA in Finance from Widener University and his Bachelor’s Degree in Business Administration (Marketing) from the University of Delaware. 41

Appendix 2 – Business Model 42

Appendix 3 – Non-GAAP Financial Information Tangible common equity to assets and Tangible common book value per share 3 Months Ended 3 Months Ended 3 Months Ended December, 31, 2018 September, 30, 2018 December 31, 2017 Total Assets $7,248,870 $7,159,842 $6,999,540 Less: Goodwill and other intangible assets $186,023 $186,584 $188,444 Total Tangible Assets $7,062,847 $6,973,258 $6,811,096 Total Stockholders Equity $820,920 $798,822 $724,345 Less: Goodwill and other intangible assets $186,023 $186,584 $188,444 Total Tangible Common Equity (non-GAAP) $634,897 $612,238 $535,901 Calculation of Tangible Common Book Value Per Share Book Value per Share (GAAP) $26.17 $25.08 $23.06 Tangible Common Book Value Per Share (non-GAAP) $20.24 $19.22 $17.06 Calculation of Tangible Common Equity to Assets Equity to Asset Ratio (GAAP) 11.32% 11.16% 10.35% Tangible Common Equity to Asset Ratio (non-GAAP) 8.99% 8.78% 7.87% 43

Appendix 3 – Non-GAAP Financial Information

Core: GAAP Reconciliation

	Three months ended December 31, 2018	Three months ended September 30, 2018	Three months ended December 31, 2017	12 Months Ended December 31, 2018	12 Months Ended December 31, 2017
GAAP net (loss) income	$29,718	$38,935	($9,832)	$134,743	$50,244
Plus (less): Pre-tax adjustments: Securities gains, realized/unrealized gains on equity investment, (recoveries of)/provisions for legal settlement and fraud loss, WSFS Foundation contribution, corporate development costs, and debt extinguishment costs	55	(11,160)	16,145	(27,680)	15,933
Tax adjustments: DTA writedown & BOLI surrender			22,452		22,452
(Plus)/less: Tax impact of pre-tax adjustments	141	3,140	(5,858)	7,244	(5,788)
Adjusted net income (non-GAAP)	$29,914	$30,915	$22,907	$114,307	$82,841
GAAP return on average assets (ROA)	1.66%	2.18%	(0.56)%	1.92%	0.74%
Plus (less): Pre-tax adjustments: Securities gains, realized/unrealized gains on equity investment, (recoveries of)/provisions for legal settlement and fraud loss, WSFS Foundation contribution, corporate development costs, and debt extinguishment costs		(0.63)	0.92	(0.39)	0.23
Tax adjustments: DTA writedown & BOLI surrender			1.29		0.33
(Plus) less: Tax impact of pre-tax adjustments	0.01	0.18	(.34)	0.10	(.09)
Core ROA (non-GAAP)	1.67%	1.73%	1.31%	1.63%	1.21%
EPS (GAAP)	$0.93	$1.20	($0.31)	$4.19	$1.56
Plus (less): Pre-tax adjustments: Securities gains, realized/unrealized gains on equity investment, (recoveries of)/provisions for legal settlement and fraud loss, WSFS Foundation contribution, corporate development costs, and debt extinguishment costs		(0.34)	0.50	(0.86)	0.49
Tax adjustments: DTA writedown & BOLI surrender			0.70		0.70
(Plus) less: Tax impact of pre-tax adjustments	0.01	0.10	(0.18)	0.22	(0.19)
Core EPS (non-GAAP)	$0.94	$0.96	$0.71	$3.55	$2.56
Calculation of return on average tangible common equity:					
GAAP net (loss) income	$29,718	$38,935	($9,832)	$134,743	$50,244
Plus: Tax effected amortization of intangible assets	537	543	461	2,164	1,954
Net tangible income (non-GAAP)	$30,255	$39,478	($9,371)	$136,907	$52,198
Average shareholders' equity	$791,809	$782,100	$751,950	$764,489	$725,763
Less: average goodwill and intangible assets	186,418	187,007	188,834	187,297	189,784
Net average tangible common equity	$605,391	$595,093	$563,116	$577,192	$535,979
Return on average tangible common equity (non-GAAP)	19.83%	26.32%	(6.60%)	23.72%	9.74%
Calculation of core return on average tangible common equity:					
Adjusted net income (non-GAAP)	$29,914	$30,915	$22,907	$114,307	$82,841
Plus: Tax effected amortization of intangible assets	537	543	461	2,164	1,954
Core net tangible income (non-GAAP)	$30,451	$31,458	$23,368	$116,471	$84,795
Net average tangible common equity	$605,391	$595,093	$563,116	$577,192	$535,979
Core return on average tangible common equity (non-GAAP)	19.96%	20.97%	16.46%	20.18%	15.82%

44

Appendix 3 – Non-GAAP Financial Information

WSFS Financial Corporation

Core: GAAP Reconciliation

	3 Months Ended December, 31, 2018	3 Months Ended September, 30, 2018	3 Months Ended December 31, 2017	12 Months Ended December, 31, 2018	12 Months Ended December 31, 2017
Net Interest Income (GAAP)	$64,674	$63,097	$57,725	$246,474	$221,271
Core Net Interest Income (non-GAAP)	$64,674	$63,097	$57,725	$246,474	$221,271
Noninterest Income (GAAP)	$38,186	$41,901	$32,435	$162,541	$124,644
Less: Unrealized gains on equity investment	$2,150	$3,249		$20,745	
Less: Gain on sale of Visa Class B shares		$3,757		$3,757	
Less: Securities gains			$220	$21	$1,984
Core Non-interest Income (non-GAAP)	$36,036	$34,895	$32,215	$138,018	$122,660
Core Net Revenue (1) (non-GAAP)	$100,710	$97,992	$89,940	$384,492	$343,931
Tax equivalized interest (as reported)	$345	$331	$748	$1,360	$2,991
Core Net Revenue (non-GAAP) (tax-equivalent)	$101,055	$98,323	$90,688	$385,852	$346,922
Noninterest Expense (GAAP)	$61,350	$52,454	$68,065	$225,047	$226,461
Plus/Less: (Recovery of)/provision for fraud Loss		($10)	$2,844	($1,675)	$2,844
Plus/Less: (Recovery of)/provision for legal settlement		($7,938)	$12,000	($7,938)	$12,000
Less: WSFS Foundation contribution			$1,500		$1,500
Less: Corporate Development	$2,205	$3,794	$21	$6,456	$878
Less: Debt extinguishment costs					$695
Core Noninterest Expense	$59,145	$56,608	$51,700	$228,204	$208,544
Efficiency Ratio (Reported) (2)	**59.44%**	**49.80%**	**74.87%**	**54.84%**	**64.91%**
Core Efficiency Ratio (3)	**58.53%**	**57.57%**	**57.01%**	**59.14%**	**60.11%**
Fee Income / Total Revenue (4)	**37.00%**	**39.78%**	**35.68%**	**39.61%**	**35.72%**
Core Fee Income / Total Revenue (5)	**35.66%**	**35.49%**	**35.52%**	**35.77%**	**35.36%**

	3 Months Ended December 31, 2018	3 Months Ended September 30, 2018	12 Months Ended December 31, 2017	12 Months Ended December 31, 2018	12 Months Ended December 31, 2017
Calculation of core operating leverage:					
Core net revenue growth (year over year)	12%	12%	11%	12%	16%
Core noninterest expense growth (year over year)	14%	6%	9%	9%	16%
Core operating leverage (non-GAAP)	(2)%	6%	2%	3%	0%

(1) Net Interest Income plus Core Noninterest Income. (2) Noninterest expense divided by (tax-equivalent) net interest income plus noninterest income. (3) Core noninterest expense divided by (tax-equivalent) net interest income plus core noninterest income. (4) Noninterest income divided by (tax equivalent) net interest income and noninterest income. (5) Core noninterest income divided by (tax equivalent) net interest income and core noninterest income

45

Appendix 3 – Non-GAAP Financial Information Core: GAAP Reconciliation on Select Beneficial Pages Six months ended June 30, 2018 WSFS BNCL Calculation of return on average tangible common equity: GAAP net (loss) income $66,090 $21,729 Plus: Tax effected amortization of intangible assets 1,084 291 Net tangible income (non-GAAP) $67,174 $22,020 Average shareholders' equity $741,652 $1,015,984 Less: average goodwill and intangible assets 187,891 171,289 Net average tangible common equity $553,761 $844,695 Return on average tangible common equity (non-GAAP) 24.5% 5.2 % Calculation of core return on average tangible common equity: GAAP net (loss) income $66,090 $21,729 Plus (less): Pre-tax adjustments: Securities gains, unrealized gains, recovery of/provision for fraud loss, and corporate development costs (16,575) (123) (Plus)/less: Tax impact of pre-tax adjustments 3,963 29 Non-GAAP net income 53,478 21,635 Plus: Tax effected amortization of intangible assets 1,084 291 Core net tangible income (non-GAAP) $54,562 $21,926 Net average tangible common equity $553,761 $844,695 Core return on average tangible common equity (non-GAAP) 19.9% 5.2% 46

Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-571-7264 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Dominic C. Canuso President and CEO Chief Financial Officer 302-571-7296 302-571-6833 rlevenson@wsfsbank.com dcanuso@wsfsbank.com 47